UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2009 (December 16, 2009)

Government Properties Income Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐            Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐            Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 16, 2009, Government Properties Income Trust, or the Trust, entered into a Subscription Agreement, or the Subscription Agreement, with Affiliates Insurance Company, an Indiana insurance company, or AIC. Pursuant to the Subscription Agreement, the Trust purchased from AIC 20,000 shares of common stock, par value of $10.00 per share, of AIC, or the Shares, at an aggregate purchase price of $5.1 million. The foregoing description of the Subscription Agreement is not complete and is qualified in its entirety by reference to the full text of the Subscription Agreement, a copy of which is attached hereto as Exhibit 10.1. The Subscription Agreement is incorporated herein by reference in its entirety.

Concurrently with the execution and delivery of the Subscription Agreement, on December 16, 2009, the Trust entered into an Amended and Restated Shareholders Agreement, or the Shareholders Agreement, with AIC, Five Star Quality Care, Inc., or FVE, Hospitality Properties Trust, or HPT, HRPT Properties Trust, or HRP, Senior Housing Properties Trust, or SNH, TravelCenters of America LLC, or TA, and Reit Management & Research LLC, or Reit Management.

Previously, pursuant to the previous version of the Shareholders Agreement, each of FVE, HPT, HRP, SNH, TA and Reit Management purchased from AIC 20,000 Shares. The Trust, FVE, HPT, HRP, SNH, TA and Reit Management, or collectively, the Shareholders, comprise all the shareholders of AIC and each Shareholder currently owns approximately 14.29% of the outstanding Shares.

AIC has been formed and licensed to provide insurance and risk management services, including to the Shareholders and their subsidiaries.

Board Representation

The Shareholders Agreement provides that for so long as a Shareholder (other than Reit Management) owns not less than 10% of the issued and outstanding Shares, such Shareholder has the right to designate two directors for election to the board of directors of AIC and that so long as Reit Management owns not less than 10% of the issued and outstanding Shares, Reit Management has the right to designate three directors for election to the board of directors of AIC, including one director who is a resident of Indiana. The board of directors of AIC is currently composed of 13 directors.

Transfer Restrictions, Preemptive Rights and Call Options

Subject to certain exceptions, the Shareholders Agreement prohibits the Shareholders from transferring Shares. Under the Shareholders Agreement, the Shareholders have rights to participate in future securities offerings by AIC in proportion to their Share ownership.

In addition, under the Shareholders Agreement, if a Shareholder undergoes a change of control (as defined in the Shareholders Agreement), AIC will have, for a specified period of time, a right to repurchase the securities of AIC owned by that Shareholder. Any AIC securities not acquired by AIC may, for a specified period of time, be purchased by the Shareholders which did not undergo a change of control in proportion to their Share ownership.

Special Shareholder Approval Requirements

The Shareholders Agreement prohibits AIC from taking certain actions unless Shareholders owning 75% of the Shares owned by all Shareholders approve of such action in advance. Those actions include:

•                  any amendment to the articles of incorporation or bylaws of AIC;

•                  any merger of AIC;

•                  the sale of all or substantially all of AIC’s assets;

•                  any reorganization or recapitalization of AIC; or

•                  any liquidation or dissolution of AIC.

Regulatory Matters

The Shareholders Agreement requires AIC to comply in all material respects with applicable laws governing its business and operations. In addition, if by virtue of a Shareholder’s ownership interest in AIC or actions taken by a Shareholder affecting AIC, the Shareholder triggers the application of any requirement or regulation on AIC or any subsidiary of AIC or any of their respective businesses, assets or operations, then the Shareholders Agreement generally requires that Shareholder to promptly take all actions necessary and fully cooperate with AIC to ensure that such requirements and regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of AIC or any subsidiary of AIC. Also, the Shareholders Agreement requires each Shareholder to use best efforts to cause its shareholders, directors (or analogous position), nominees for director (or analogous position), officers, employees and agents to comply with any applicable laws impacting AIC or any of its subsidiaries or their respective businesses, assets or operations.

Termination

The Shareholders Agreement may be terminated at any time by Shareholders owning at least 75% of the issued and outstanding Shares owned by all Shareholders or upon the dissolution of AIC.

The foregoing description of the Shareholders Agreement is not complete and is qualified in its entirety by reference to the full text of the Shareholders Agreement, a copy of which is attached hereto as Exhibit 10.2. The Shareholders Agreement is incorporated herein by reference in its entirety.

Information Regarding Certain Relationships and Related Transactions

The Trust was formerly 100% owned by HRP. On June 8, 2009, the sale of the Trust’s common shares in an initial public offering closed, and the Trust became a separate publicly owned company. HRP continues to own as of the date of this report approximately 46.3% of the Trust’s outstanding common shares. In connection with the initial public offering of the Trust’s shares, HRP and the Trust entered into certain agreements, which are further described in the Trust’s filings with the Securities and Exchange Commission, or SEC, and copies of which have been filed with the SEC. Reit Management provides business management and property management services to the Trust pursuant to a business management agreement and a property management agreement, respectively. Reit Management is beneficially owned by Barry M. Portnoy, one of the Trust’s and HRP’s Managing Trustees, and Adam D. Portnoy, the Trust’s President and the other Managing Trustee of the Trust and of HRP. In addition, Reit Management also provides management services to FVE, HPT, HRP, SNH and TA, and the Trust understands that those entities also have certain relationships with each other, such as lease arrangements for properties. In addition, officers of Reit Management serve as officers of the Shareholders. The Trust understands that further information regarding those relationships is provided in the applicable Shareholders’ periodic reports filed with the SEC. In addition, the Trust’s Independent Directors also serve as directors or trustees of certain of the other Shareholders and directors and trustees of certain of the Shareholders other than the Trust serve as directors or trustees of other Shareholders. Mr. Barry Portnoy serves as a managing director or trustee of each of the Shareholders and Mr. Adam Portnoy is a managing trustee of the Trust, HRP, HPT and SNH. AIC entered into a management and administrative services agreement with Reit Management pursuant to which Reit Management provides AIC certain management and administrative services and an investment advisory agreement with RMR Advisors, Inc., or Advisors, pursuant to which Advisors acts as AIC’s investment adviser. The same persons who own and control Reit Management, including Messrs. Barry and Adam Portnoy, own and control Advisors.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1

Amended and Restated Shareholders Agreement, dated December 16, 2009, by and among Affiliates Insurance Company, Five Star Quality Care, Inc., Hospitality Properties Trust, HRPT Properties Trust, Senior Housing Properties Trust, TravelCenters of America LLC, Reit Management & Research LLC and Government Properties Income Trust

99.1	Subscription Agreement, dated December 16, 2009, by and between Affiliates Insurance Company and Government Properties Income Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ DAVID M. BLACKMAN
David M. Blackman
Treasurer and Chief Financial Officer

Dated: December 17, 2009